The Medicines Company    Exhibit 99.1
8 Sylvan Way
Parsippany, NJ 07054

Contacts:

Investor Relations
Krishna Gorti, M.D.
Vice President, Investor Relations
(973) 290-6122
Krishna.Gorti@themedco.com

FOR IMMEDIATE RELEASE

The Medicines Company Reports Third-Quarter 2018 Results
PARSIPPANY, N.J. - November 8, 2018 - The Medicines Company (NASDAQ: MDCO) today reported its financial results for the third quarter ended September 30, 2018.

“During the third quarter of 2018, we continued to advance inclisiran through Phase III trials and other key development steps,” said Clive Meanwell, M.D., Ph.D., Chief Executive Officer of The Medicines Company. “We continue to be impressed by the blinded safety data emerging from the Phase III trials, and expect our clinical momentum to continue into 2019, moving toward anticipated clinical data readout early in the second half of 2019, as well as NDA and MAA submissions in late 2019 and early 2020, respectively.”
Third quarter 2018 highlights and recent developments include the following:

▪
In late September, the Independent Data Monitoring Committee (IDMC) for the ongoing inclisiran Phase III clinical trials conducted its fourth planned review of un-blinded safety and efficacy data from the trials, and recommended that they continue as designed and conducted, without modification. At the time of the IDMC's review, more than 1,899 patient years of safety data had been accumulated, with substantially all randomized patients having received two doses of inclisiran or placebo, and more than 648 patients having received their third dose. To date, more than 2,900 patients have received three of four planned doses in the ORION-9, -10 and -11 Phase III trials, and more than 2,100 patient years of safety data for inclisiran have been accumulated.

▪
In October, the Company, together with Oxford University in the United Kingdom and the TIMI Study Group in the United States, commenced the ORION-4 cardiovascular outcomes trial to assess whether inclisiran, compared to placebo, reduces recurrent major adverse cardiovascular events in approximately 15,000 patients with atherosclerotic cardiovascular disease (ASCVD). ORION-4 is a double-blind, randomized, multinational trial in subjects aged 55 years or older with pre-existing ASCVD at approximately 150 clinical sites in the United Kingdom and the United States. Trial participants will receive inclisiran sodium 300 mg or matching placebo (given by subcutaneous injection on Day-1, at Day-90 and then every six months thereafter) in a 1:1 ratio for a planned median duration of 5 years, with a planned interim analysis for efficacy occurring at a median follow-up of 4 years. The primary objective of the ORION-4 trial is to evaluate the effect of inclisiran treatment on the incidence of cardiovascular events in patients with high risk ASCVD and not at their LDL-C goal. The primary endpoint is a composite of coronary heart disease (CHD) death, Myocardial infarction (MI), fatal or non-fatal ischemic stroke, and urgent coronary revascularization procedures. The key secondary endpoints are cardiovascular mortality and a composite of CHD death or MI. The trial will include robust safety monitoring throughout its duration.

▪
In October, the Company received an issue notification from the U.S. Patent and Trademark Office indicating that the Company’s composition of matter patent for inclisiran will be issued on November 13, 2018. This patent is expected to be the principal U.S. patent covering inclisiran and, when issued, will run through December 2033, with potential patent term extension and pediatric exclusivity likely to further extend market exclusivity.

Third-Quarter 2018 Financial Summary from Continuing Operations
On a GAAP basis, loss from continuing operations in the third quarter of 2018 was $51.6 million, or $0.70 per share, compared to a loss of $7.2 million, or $0.10 per share, in the third quarter of 2017. Included in loss from continuing operations for the third quarter of 2018 was a non-cash, mark-to-market reduction in fair value of approximately $8.0 million associated with the Company's common stock ownership in Melinta Therapeutics, Inc. (Melinta); a $3.3 million charge related to changes in estimated net sales reserves related to Angiomax chargebacks and returns as a result of the accounting for the sale of the Company's rights to branded Angiomax in the United States to Sandoz Inc. (Sandoz); a $5.1 million non-cash impairment charge related to fixed assets associated with the early-stage infectious disease products; partially offset by a $7.0 million gain from the sale of the Comany's rights to branded Angiomax in the United States to Sandoz. On a non-GAAP basis, adjusted loss (1) from continuing operations in the third quarter of 2018 was $51.5 million, or $0.70(1) per share, compared to a loss of $59.3 million, or $0.82(1) per share, in the third quarter of 2017.

First Nine Months 2018 Financial Summary from Continuing Operations
On a GAAP basis, loss from continuing operations in the first nine months of 2018 was $190.9 million, or $2.60 per share, compared to a loss of $448.3 million, or $6.25 per share, in the first nine months of 2017. Included in loss from continuing operations for the first nine months of 2018 was a non-cash, mark-to-market reduction in fair value of approximately $41.4 million associated with the Company's common stock ownership in Melinta; restructuring charges of $10.8 million; and a $5.1 million non-cash impairment charge related to fixed assets associated with the early-stage infectious disease products; partially offset by a $7.0 million gain from the sale of the Company's rights to branded Angiomax in the United States to Sandoz. On a non-GAAP basis, adjusted loss (1) from continuing operations in the first nine months of 2018 was $154.2 million, or $2.10(1) per share, compared to a loss of $164.6 million, or $2.29(1) per share, in the first nine months of 2017.

First Nine Months 2018 Financial Summary from Discontinued Operations
In the first quarter of 2018 the Company completed the sale of its infectious disease business, consisting of the products Vabomere™, Orbactiv® and Minocin® IV as well as line extensions of those products, for $270 million in upfront consideration (including Melinta common stock) and guaranteed payments, tiered royalty payments of 5% to 25% on worldwide net sales of Vabomere, Orbactiv and Minocin IV, and the assumption by Melinta of all royalty, milestone and other payment obligations relating to those products.
Net income from discontinued operations in the first nine months of 2018 was $110.2 million, compared to a net loss of $81.8 million in the first nine months of 2017. Net income from discontinued operations in the first nine months of 2018 included a pre-tax gain of approximately $169.0 million from the sale of the Company's infectious disease business to Melinta.

(1)
Adjusted net loss and adjusted loss per share from continuing operations are non-GAAP financial performance measures with no standardized definitions under U.S. GAAP. For further information and a detailed reconciliation, refer to the “Non-GAAP Financial Performance Measures” and “Reconciliations of GAAP to Adjusted Loss From Continuing Operations and Adjusted Loss per Share” sections of this press release.

At September 30, 2018, the Company had $118.7 million in cash and cash equivalents, compared to $151.4 million at the end of 2017.

Third-Quarter 2018 Conference Call and Webcast Information

The Company will host a conference call and webcast today, November 8, 2018, at 8:30 a.m., Eastern Standard Time, to discuss its third-quarter 2018 financial results and provide clinical and operational updates. The dial-in information to access the call is as follows:

U.S./Canada:    (877) 407-0312
International:    (201) 389-0905
Conference ID:    13684654

A taped replay of the conference call will be available after the call concludes, and may be accessed by telephone as follows:

U.S./Canada:    (877) 660-6853
International:    (201) 612-7415
Conference ID:    13684654

A live audio webcast of the conference call may be accessed in the "Investors" section of The Medicines Company website. An archived webcast will be available after the call concludes.

About Inclisiran
Inclisiran is an investigational GalNAc-conjugated RNA interference therapeutic, which inhibits the synthesis of PCSK9 protein in liver cells, thereby reducing liver cell LDL receptor turnover, and lowering plasma LDL-C.

The Medicines Company and Alnylam Pharmaceuticals, Inc. are collaborating in the advancement of inclisiran pursuant to their 2013 agreement. Under the terms of the agreement, Alnylam completed certain pre-clinical studies and the Phase I clinical study, with The Medicines Company leading and funding the development of inclisiran from Phase II forward, as well as potential commercialization.

About The Medicines Company
The Medicines Company is a biopharmaceutical company driven by an overriding purpose - to save lives, alleviate suffering and contribute to the economics of healthcare. The Company’s goal is to create transformational solutions to address the most pressing healthcare needs facing patients, physicians and providers in cardiovascular care. The Company is headquartered in Parsippany, New Jersey.

Forward-Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "should," and "potential' and similar expressions, are intended to identify forward-looking statements. These forward-

looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the ability of the Company to effectively develop inclisiran; whether inclisiran will advance in the clinical trials process on a timely basis or at all, or succeed in achieving its specified endpoints; whether the Company will make regulatory submissions for inclisiran on a timely basis; whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all; the extent of the commercial success of inclisiran, if approved; the strength, durability and life of the Company's patent protection for inclisiran and whether the Company will be successful in extending exclusivity; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission (SEC), including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed with the SEC on August 2, 2018, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

NON-GAAP FINANCIAL PERFORMANCE MEASURES
In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted loss from continuing operations and adjusted loss per share from continuing operations attributable to The Medicines Company. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted loss from continuing operations excludes share-based compensation expense, amortization of acquired intangible assets, asset impairment charges, inventory adjustments, restructuring charges, charges and gains associated with product discontinuance, changes in contingent purchase price, legal settlements, changes in short-term investments and non-cash interest expense. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached "Reconciliations of GAAP to Adjusted Loss from Continuing Operations and Adjusted Loss per Share" for explanations of the amounts excluded and included to arrive at adjusted net loss and adjusted loss per share amounts for the three- and nine-months ended September 30, 2018 and 2017.

These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

THE MEDICINES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net revenues	$(3,300)	$7,868	$6,138	$36,194
Operating expenses:
Cost of revenues	890	4,287	6,558	26,755
Asset impairment charges	5,073	—	5,073	329,097
Research and development	32,736	33,077	103,396	82,770
Selling, general and administrative	6,826	33,765	56,790	102,581
Total operating expenses	45,525	71,129	171,817	541,203
Loss from operations	(48,825)	(63,261)	(165,679)	(505,009)
Co-promotion and license income	271	769	753	2,283
Loss on short-term investment	(7,953)	—	(41,416)	—
Interest expense	(12,313)	(11,810)	(36,498)	(36,753)
Other income	1,119	448	4,541	1,592
Loss from continuing operations before income taxes	(67,701)	(73,854)	(238,299)	(537,887)
Benefit (provision) for income taxes	16,066	66,636	47,375	89,608
Loss from continuing operations	(51,635)	(7,218)	(190,924)	(448,279)
(Loss) income from discontinued operations, net of tax	(3,999)	(22,957)	110,242	(81,834)
Net Loss	$(55,634)	$(30,175)	$(80,682)	$(530,113)

Basic (loss) earnings per common share:
Loss from continuing operations	$(0.70)	$(0.10)	$(2.60)	$(6.25)
(Loss) earnings from discontinued operations	(0.05)	(0.32)	1.50	(1.14)
Basic loss per share	$(0.75)	$(0.42)	$(1.10)	$(7.39)

Diluted (loss) earnings per common share:
Loss from continuing operations	$(0.70)	$(0.10)	$(2.60)	$(6.25)
(Loss) earnings from discontinued operations	(0.05)	(0.32)	1.50	(1.14)
Diluted loss per share	$(0.75)	$(0.42)	$(1.10)	$(7.39)

Weighted average number of common shares outstanding:
Basic	73,544	72,286	73,564	71,763
Diluted	73,544	72,286	73,564	71,763

THE MEDICINES COMPANY
BALANCE SHEET ITEMS
UNAUDITED
(In thousands)

	September 30, 2018	December 31, 2017
Cash and cash equivalents	$118,708	$151,359
Short-term investment	$13,089	$—
Total assets	$733,737	$872,983
Convertible senior notes (due 2022 and 2023)	$669,724	$649,198
The Medicines Company stockholders' (deficit) equity	$(26,564)	$24,914

THE MEDICINES COMPANY
RECONCILIATIONS OF GAAP TO ADJUSTED LOSS FROM CONTINUING OPERATIONS AND ADJUSTED LOSS PER SHARE
UNAUDITED
(In thousands, except per share amounts)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2018	2017	2018	2017
Loss from continuing operations		$(51,635)	$(7,218)	$(190,924)	$(448,279)
Before tax adjustments:
Cost of product revenues:
Share-based compensation expense	(1)	42	206	111	613
Amortization of acquired intangible assets	(2)	—	—	—	4,486
Inventory adjustments	(3)	—	(348)	(407)	(3,313)
Restructuring charges	(4)	(196)	18	565	(48)
Market withdrawal of Ionsys	(5)	—	—	—	8,458
Asset impairment charges
Asset Impairment	(6)	5,073	—	5,073	—
Market withdrawal of Ionsys	(5)	—	—	—	264,097
Discontinuance of MDCO 700	(7)	—	—	—	65,000
Research and development:
Share-based compensation expense	(1)	1,389	824	3,568	2,350
Restructuring charges	(4)	(548)	(36)	3,100	360
Market withdrawal of Ionsys	(5)	—	—	—	1,032
Selling, general and administrative:
Share-based compensation expense	(1)	2,743	6,337	9,569	19,554
Restructuring charges	(4)	137	1,110	7,132	1,006
Changes in contingent purchase price	(8)	—	—	(258)	692
Gain on sale of assets	(9)	(7,025)	—	(7,025)	—
Legal settlements	(10)	—	—	3,550	—
Market withdrawal of Ionsys	(5)	—	—	—	3,434
Discontinuance of MDCO 700	(7)	—	—	—	(14,701)
Other:
Non-cash interest expense	(11)	6,995	6,504	20,526	20,326
Change in short-term investments	(12)	7,541	—	38,642	—
Net loss tax adjustments	(13)	(16,065)	(66,713)	(47,407)	(89,702)
Loss from continuing operations - Adjusted		$(51,549)	$(59,316)	$(154,185)	$(164,635)

Loss per share - Adjusted
Basic		$(0.70)	$(0.82)	$(2.10)	$(2.29)
Diluted		$(0.70)	$(0.82)	$(2.10)	$(2.29)
Weighted average number of common shares outstanding:
Basic		73,544	72,286	73,564	71,763
Diluted		73,544	72,286	73,564	71,763

Explanation of Adjustments:

(1)
Excludes share-based compensation of $4,174 and $7,367 for the three months ended September 30, 2018 and 2017 and $13,248 and $22,517 for the nine months ended September 30, 2018 and 2017 because these expenses are substantially dependent on changes in the market price of the Company's common stock.

(2)	Excludes amortization of intangible assets resulting from the Incline Therapeutics transaction.

(3)	Excludes all non-cash inventory adjustments.
(4) Excludes restructuring charges related to workforce reorganization initiated in the first quarter 2018 and the sale of the non-core cardiovascular products.

(5)	Excludes charges associated with the voluntary discontinuation and withdrawal of Ionsys from the market in the United States and cessation of related commercial activities in 2017.

(6)	Excludes non-cash asset impairment charges associated with the early stage infectious disease products.

(7)	Excludes costs associated with the decision to discontinue the MDCO-700 program.

(8)	Excludes changes in fair value of the contingent price related to the acquisitions of Rempex that were not included in the sale to Melinta.

(9)	Excludes gain from the sale of the Angiomax business.

(10)	Excludes net loss from one-time legal settlements in 2018.

(11)	Excludes non-cash interest expense which is in excess of the actual interest expense paid on the Convertible Senior Notes.

(12)	Excludes changes in fair value with our investment in Melinta net of guaranteed payment accretion associated with the sale of our infectious disease business.

(13)	Excludes the estimated non-cash tax effect related to adjustments above.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that the Company believes provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.